UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

Ares Industrial Real Estate Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tabor Center,

1200 Seventeenth Street, Suite 2900

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Eleventh Amended and Restated Limited Partnership Agreement

On February 13, 2023, we and the special limited partner of AIREIT Operating Partnership LP (the “Operating Partnership”) replaced the then-current limited partnership agreement of the Operating Partnership by entering into the Eleventh Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”). The new agreement revises the second paragraph of Section 8.5(a) of the Partnership Agreement by adding restrictions to the redemption rights of the Special OP Unitholders (as defined in the Partnership Agreement) and the Advisor (collectively with any Person to whom the Special OP Unitholders or the Advisor transfers Partnership Units or Special Partnership Units, the “Sponsor Parties”) under the Partnership Agreement. As amended, the Sponsor Parties have the right to require the Operating Partnership to redeem all or a portion of their ordinary partnership units (“OP Units”) at any time irrespective of the period the OP Units have been held by the Sponsor Parties; provided, however, that in the event the Sponsor Parties hold OP Units paid or distributed with respect to the annual performance allocation or fee due under the Partnership Agreement and/or Advisory Agreement (as defined in the Partnership Agreement) from any prior calendar year, and requests the Operating Partnership to redeem all or a portion of such OP Units (the “Partnership Unit Balance”), the Operating Partnership will be required to redeem such Partnership Unit Balance only if we, based on reasonable projections, (i) have determined that, after redeeming such Partnership Unit Balance, we expect to have liquidity (from any available source, but taking into account current and future funding commitments, as well as leverage considerations) equal to or in excess of the net asset value (“NAV”) of the maximum amount of our shares which can be redeemed under the then-current share redemption program (“SRP”) of our Company for at least the next ninety days (the “Minimum Liquidity Requirement”) and (ii) at the time of the redemption request, 100% of all properly submitted redemption requests in the SRP as of the most recent quarter end and the most recent month end (the “Redemption Period”) have been honored (collectively, with the Minimum Liquidity Requirement, the “Redemption Requirements”). In the event that we deem that the Redemption Requirements have not been met, then the Sponsor Parties may only redeem their respective Partnership Unit Balances up to the lesser of (A) a percentage of their respective Partnership Unit Balances equal to the lowest of the pro rata percentages of REIT Shares redeemed under the SRP within the Redemption Period, or (B) an amount that causes the Minimum Liquidity Requirement to still be met. If we deem that the Redemption Requirements have not been met and there was no pro rata redemption under the SRP during the Redemption Period, the Sponsor Parties may only redeem an amount that causes the Minimum Liquidity Requirement to still be met. The above OP Unit redemption restriction shall not apply in the event that we terminate the Advisory Agreement. The Operating Partnership will redeem any OP Units of the Sponsor Parties for cash unless our board of directors determines that any such redemption for cash would be prohibited by applicable law or the Partnership Agreement, in which case such OP Units will be redeemed for our common shares. Redemption requests from multiple Sponsor Parties, if applicable, will be honored on a pro rata basis, if redemptions are limited pursuant to the foregoing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Changes to the Board of Directors

On February 10, 2023, the board of directors (the “Board”) of Ares Industrial Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) appointed William S. Benjamin as a member of the board of directors effective February 10, 2023. This action was in connection with Evan Zucker informing Ares Management Corporation (“Ares Management”) and the Company that, having successfully transitioned the Black Creek Group business sold to Ares Management in 2021, he is leaving to pursue other opportunities. Also in connection with Mr. Zucker’s departure, the board of directors appointed Mr. Benjamin and Dwight L. Merriman III as Co-Chairs of the board of directors effective February 10, 2023.

Mr. Benjamin, age 59, is a Partner and Head of Ares Real Assets Group and a member of the Executive Management Committee of Ares Management. Additionally, Mr. Benjamin serves on the Ares Real Estate Group Global Investment Committee and Ares Real Estate Debt Investment Committee. Mr. Benjamin is also on the Board of Directors of Ares Commercial Real Estate Corporation, where he has been Chairman of the Board since 2018. In 2013, Mr. Benjamin joined Ares Management through its acquisition of AREA Property Partners, where he was a Senior Partner from 1995 to 2013. Mr. Benjamin joined the predecessor of AREA Property Partners from Bankers Trust Corp in 1995, where he worked in the Real Estate Finance Group since 1986. Mr. Benjamin graduated from Harvard with a Bachelor of Arts degree and holds a Master of Business Administration degree from University of Pennsylvania, Wharton School.

We believe that Mr. Benjamin’s qualifications to serve on the Board include his extensive experience in the global commercial real estate markets and as a senior real estate executive. This experience will enable him to provide the Board with leadership and financial expertise as well as insight into the current status of the global real estate and financial markets.

Changes to the Executive Officers

On February 10, 2023 Mr. Rajat Dhanda informed the Company that although he will continue as a member of the Board of the Company and as Partner, Global Head of Ares Wealth Management Solutions, he will step down as Partner, Co-President of the Company. In connection with this announcement, on February 10, 2023 the Board appointed David M. Fazekas as Partner, Co-President of the Company effective immediately. Jeffrey W. Taylor will continue to serve as Partner, Co-President and principal executive officer of the Company.

Mr. Fazekas, age 49, is a Partner and Chief Investment Officer of Industrial in Ares Real Estate, where he focuses on U.S. industrial real estate equity. During the past five years, Mr. Fazekas has also held similar leadership roles at other companies sponsored by affiliates of Black Creek Group, including Industrial Property Trust Inc., DC Industrial Liquidating Trust and Industrial Income Trust Inc. From 2008 through September 2010, Mr. Fazekas served as the Senior Vice President and Project Principal for Panattoni Development Company Inc., a leading development company that leases and owns industrial, office and retail properties in more than 175 cities throughout the U.S., Canada and Europe. From 2007 to 2008, he was the Director of Acquisitions for ZAIS Group LLC, which during his tenure managed over $11 billion of assets across a wide spectrum of investment platforms. Prior to ZAIS, Mr. Fazekas spent six years as the Director of Real Estate Acquisitions for RREEF Deutsche Bank, one of the largest real estate investment advisors in the world. Early in his career, he served as the Vice President of Acquisitions for Delma Properties, Inc. Mr. Fazekas holds a B.S. from Rutgers University in Business and Economics and an M.S. from New York University in Real Estate Finance and Investments.

Mr. Fazekas will hold office until his successor is duly elected or appointed and qualifies or until his earlier death, resignation or removal in the manner set forth in the Company’s bylaws.

In connection with the appointments of Messrs. Benjamin and Fazekas as a director and an executive officer, respectively, we entered into an Indemnification Agreement with each of them (the “Indemnification Agreement”), effective as of February 10, 2023, consistent with the form of Indemnification Agreement which is entered into between the Company and each director and executive officer of the Company. The Indemnification Agreement requires, among other things, that, subject to certain limitations, the Company will indemnify Messrs. Benjamin and Fazekas and advance to them all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The preceding summary of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Indemnification Agreement that is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01    Other Events.

Ares Industrial Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to disclose the most recent transaction price and net asset value (“NAV”) per share, as determined in accordance with the Company’s valuation procedures, for each of its classes of common stock and to provide an update on our assets.

Most Recent Transaction Price and Net Asset Value Per Share

March 1, 2023 Transaction Price

The transaction price for each share class of our common stock for subscriptions to be accepted as of March 1, 2023 (and distribution reinvestment plan issuances following the close of business on February 28, 2023 and share redemptions as of February 28, 2023) is as follows:

Transaction Price
Share Class	(per share)
Class T	$15.1512
Class D	$15.1512
Class I	$15.1512

The transaction price for each of our share classes is equal to such class’s net asset value (“NAV”) per share as of January 31, 2023. A calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.

January 31, 2023 NAV Per Share

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.areswmsresources.com/investment-solutions/AIREIT and is also available on our toll-free, automated telephone line at (888) 310-9352. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a third-party valuation firm, to serve as our independent valuation advisor (“Altus Group” or the “Independent Valuation Advisor”) with respect to helping us administer the valuation and review process for the real properties in our portfolio, providing monthly real property appraisals, reviewing annual third-party real property appraisals, providing monthly valuations of our debt-related assets (excluding DST Program Loans), reviewing the internal valuations of DST Program Loans and debt-related liabilities performed by Ares Commercial Real Estate Management LLC (our “Advisor”), providing quarterly valuations of our properties subject to master lease obligations associated with the DST Program, and assisting in the development and review of our valuation procedures. As part of this process, our Advisor reviews the estimates of the values of our real property portfolio, real estate-related assets, and other assets and liabilities within our portfolio for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions, and informs our board of directors of its conclusions. Although third-party appraisal firms, the Independent Valuation Advisor, or other pricing sources may consider any comments received from us or our Advisor or other valuation sources for their individual valuations, the final estimated fair values of our real properties are determined by the Independent Valuation Advisor and the final estimates of fair values of our real estate-related assets, our other assets, and our liabilities are determined by the applicable pricing source (which may, in certain instances be our Advisor or an affiliate of Ares), subject to the oversight of our board of directors. With respect to the valuation of our real properties, the Independent Valuation Advisor provides our board of directors with periodic valuation reports and is available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation and review process generally. Excluding real properties that are bought or sold during a given calendar year, unconsolidated real properties held through joint ventures or partnerships are valued by a third-party appraiser at least once per calendar year. For valuations during interim periods, either our Advisor will determine the estimated fair value of the real properties owned by unconsolidated affiliates or we will utilize interim valuations determined pursuant to valuation policies and procedures for such joint ventures or partnerships. All parties engaged by us in connection with our valuation procedures, including the Independent Valuation Advisor, ALPS Fund Services Inc. (“ALPS”), and our Advisor, are subject to the oversight of our board of directors. Our board of directors has the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if deemed appropriate. At least once each calendar year our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation procedures with input from the Independent Valuation Advisor. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it: (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination; or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures. Please see our valuation procedures filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on March 9, 2022, for a more detailed description of our valuation procedures, including important disclosure regarding real property valuations provided by the Independent Valuation Advisor.

Our valuation procedures, which address specifically each category of our assets and liabilities and are applied separately from the preparation of our financial statements in accordance with generally accepted accounting principles (“GAAP”), involve adjustments from historical cost. There are certain factors which cause NAV to be different from total equity or stockholders’ equity on a GAAP basis. Most significantly, the valuation of our real assets, which is the largest component of our NAV calculation, is provided to us by the Independent Valuation Advisor. For GAAP purposes, these assets are generally recorded at depreciated or amortized cost. Another example that will cause our NAV to differ from our GAAP total equity or stockholders’ equity is the straight-lining of rent, which results in a receivable for GAAP purposes that is not included in the determination of our NAV. The fair values of our assets and certain liabilities are determined using widely accepted methodologies and, as appropriate, the GAAP principles within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures and are used by ALPS in calculating our NAV per share. However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. We did not develop our valuation procedures with the intention of complying with fair value concepts under GAAP and, therefore, there could be differences between our fair values and the fair values derived from the principal market or most advantageous market concepts of establishing fair value under GAAP.

As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be or were held directly or indirectly by the Advisor, our former sponsor, members or affiliates of our former sponsor, and third parties, and “Aggregate Fund NAV” means the NAV of all the Fund Interests.

The following table sets forth the components of Aggregate Fund NAV as of January 31, 2023 and December 31, 2022:

	As of
(in thousands)	January 31, 2023	December 31, 2022
Investments in industrial properties	$8,897,250	$8,917,900
Investment in unconsolidated joint venture partnership	23,085	22,815
Investments in real estate-related securities	59,725	60,033
DST Program Loans	149,705	146,728
Cash and cash equivalents	124,740	79,524
Other assets	71,695	72,478
Line of credit, term loans and mortgage notes	(2,984,380)	(2,854,397)
Financing obligations associated with our DST Program	(1,284,860)	(1,269,491)
Other liabilities	(153,875)	(163,320)
Accrued performance participation allocation	—	(140,505)
Accrued fixed component of advisory fee	(6,434)	(6,371)
Aggregate Fund NAV	$4,896,651	$4,865,394
Total Fund Interests outstanding	323,186	318,741

The following table sets forth the NAV per Fund Interest as of January 31, 2023 and December 31, 2022:

		Class T	Class D	Class I
(in thousands, except per Fund Interest data)	Total	Shares	Shares	Shares	OP Units
As of January 31, 2023
Monthly NAV	$4,896,651	$3,385,902	$314,449	$1,065,423	$130,877
Fund Interests outstanding	323,186	223,474	20,754	70,320	8,638
NAV Per Fund Interest	$15.1512	$15.1512	$15.1512	$15.1512	$15.1512
As of December 31, 2022
Monthly NAV	$4,865,394	$3,469,072	$314,092	$1,013,040	$69,190
Fund Interests outstanding	318,741	227,265	20,577	66,367	4,532
NAV Per Fund Interest	$15.2644	$15.2644	$15.2644	$15.2644	$15.2644

Under GAAP, we record liabilities for ongoing distribution fees that (i) we currently owe the Dealer Manager under the terms of the dealer manager agreement and (ii) we estimate we may pay to the Dealer Manager in future periods for the Fund Interests. As of January 31, 2023, we estimated approximately $92.9 million of ongoing distribution fees were potentially payable to the Dealer Manager. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to redeem shares under our share redemption program and our ability to modify or suspend our share redemption program at any time. Our NAV generally does not reflect the potential impact of exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold today. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets; (ii) shares of our common stock would trade at our per share NAV on a national securities exchange; and (iii) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

The valuations of our real properties as of January 31, 2023 excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties, were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table:

Weighted-
Average Basis
Exit capitalization rate	5.0%
Discount rate / internal rate of return	6.1%
Average holding period (years)	10.1

A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties:

			Increase
			(Decrease) to
	Hypothetical		the Fair Value of Real
Input	Change		Properties
Exit capitalization rate (weighted-average)	0.25	% decrease	3.7%
	0.25	% increase	(3.3)%
Discount rate (weighted-average)	0.25	% decrease	2.1%
	0.25	% increase	(2.0)%

From November 1, 2017 through January 31, 2020, we valued our debt-related investments and real estate-related liabilities generally in accordance with fair value standards under GAAP. Beginning with our valuation for February 29, 2020, our property-level mortgages and corporate-level credit facilities that are intended to be held to maturity (which for fixed rate debt not subject to interest rate hedges may be the date near maturity at which time the debt will be eligible for prepayment at par for purposes herein), including those subject to interest rate hedges, were valued at par (i.e. at their respective outstanding balances). In addition, because we utilize interest rate hedges to stabilize interest payments (i.e. to fix all-in interest rates through interest rate swaps or to limit interest rate exposure through interest rate caps) on individual loans, each loan and associated interest rate hedge is treated as one financial instrument which is valued at par if intended to be held to maturity. This policy of valuing at par applies regardless of whether any given interest rate hedge is considered as an asset or liability for GAAP purposes. Notwithstanding, if we acquire an investment and assume associated in-place debt from the seller that is above or below market, then consistent with how we recognize assumed debt for GAAP purposes when acquiring an asset with pre-existing debt in place, the liabilities used in the determination of our NAV will include the market value of such debt based on market value as of the closing date. The associated premium or discount on such debt as of closing that is reflected in our liabilities will then be amortized through loan maturity. Per our valuation policy, the corresponding investment is valued on an unlevered basis for purposes of determining NAV. Accordingly, all else equal, we would not recognize an immediate gain or loss to our NAV upon acquisition of an investment whereby we assume associated pre-existing debt that is above or below market. As of January 31, 2023, we classified all of our debt as intended to be held to maturity, and our liabilities included mark-to-market adjustments for pre-existing debt that we assumed upon acquisition.

January 2023 Distributions

We have declared monthly distributions for each class of our common stock. To date, each class of our common stock has received the same gross distribution per share. Monthly gross distributions were $0.0454 per share for each share class for the month of January 2023 and were paid to all stockholders of record as of the close of business on January 31, 2023. The net distribution per share is calculated as the gross distribution per share less any distribution fees that are payable monthly with respect to Class T shares and Class D shares. Since distribution fees are not paid with respect to Class I shares, the net distributions payable with respect to Class I shares are equal to the gross distributions payable with respect to Class I shares. The table below details the net distributions for each class of our common stock for the period presented:

Net Distributions per Share
		Class T	Class D	Class I
Month	Pay Date	Share	Share	Share
January 2023	2/1/2023	$0.035	$0.042	$0.045

Update on Assets and Performance

As of January 31, 2023, our leverage ratio was approximately 31.8% (calculated as outstanding principal balance of our borrowings less cash and cash equivalents, divided by the fair value of our real property, our net investment in an unconsolidated joint venture partnership and investments in real estate-related securities, as determined in accordance with our valuation procedures).

As of January 31, 2023, we directly owned and managed a real estate portfolio that included 243 industrial buildings totaling approximately 50.2 million square feet located in 29 markets throughout the U.S., with 421 customers, and was 98.0% occupied (98.9% leased) with a weighted-average remaining lease term (based on square feet) of 4.2 years. The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Form of Indemnification Agreement entered into between Ares Industrial Real Estate Income Trust Inc. and each of William S. Benjamin and David Fazekas as of February 10, 2023. Incorporated by reference to Exhibit 10.6 to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-11 (File No. 333-200594) filed with the Securities and Exchange Commission on July 1, 2016.

99.1	Consent of Altus Group U.S. Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of increased inflation, rising interest rates, COVID-19, and/or the conflict between Russia and Ukraine on our financial condition and results of operations being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

February 14, 2023	By:	/s/ SCOTT A. SEAGER
Name: Scott A. Seager
Title: Managing Director, Chief Financial Officer and Treasurer